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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective subsidiary through which they are owned.

Subsidiary Name                                                           Jurisdiction
---------------                                                           ------------
Udimet Special Metals Ltd.                                                United Kingdom

Special Metals Foreign Sales Corporation                                  Barbados

Special Metals Domestic Sales Corporation                                 Delaware


Inco Alloys International, Inc.  d.b.a. Huntington Alloys                 Delaware

         Daido Special Metals, Ltd.(1)                                    Japan

         Special Metals Pacific Pte. Ltd.                                 Singapore

         Inco Alloys Foreign Sales (1991) Corporation                     Barbados

         A-1 Wire Tech, Inc.                                              Illinois

         Controlled Products Group International, Inc.                    Delaware


SMW Holdings Ltd.                                                         United Kingdom

         Special Metals Wiggin Ltd.                                       United Kingdom

                  Special Metals Services Ltd.                            United Kingdom

                  Wiggin Alloy Products Ltd.(2)                           United Kingdom

                  Special Metals Services SpA                             Italy

                  Special Metals Wiggin Trustees Ltd.                     United Kingdom

                  Special Metals Services BV                              Netherlands

                  Special Metals Deutschland Ltd.                         United Kingdom

                  Greengrove Welding Wires Ltd.                           United Kingdom

                  Special Metals Services S.A.                            France

                  Incotherm Ltd.                                          United Kingdom

         Special Metals SARL                                              France

                  Rescal, S.A.                                            France

Huntington Alloys Canada Ltd.                                             Canada

         Spectech Alloys Ltd.   d.b.a. Controlled Products Group          Canada


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(1)      A joint venture, 50% owned by Huntington Alloys

(2)      A joint venture, 50% owned by Special Metals Wiggin Ltd.